Exhibit 5.1

ATTORNEYS AT LAW One INDEPENDENT DRIVE JACKSONVILLE, FLORIDA 32202 904.359.2000 TEL 904.359.8700 FAX www.foley.com CLIENT/MATTER NUMBER 045952-0718

September 2, 2022

22nd Century Group, Inc.

500 Seneca Street, Suite 507

Buffalo, New York 14204

Ladies and Gentlemen:

We have acted as counsel to 22nd Century Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering by the selling stockholders identified in the Registration Statement of up to (i) 8,959,533 shares of outstanding common stock, par value $0.00001 per share (the “Shares”), and (ii) 17,073,175 shares of the Company’s common stock, par value $0.00001 per share, issuable upon exercise of outstanding warrants (the “Warrant Shares” and together with the Shares, the “Securities”).

In connection with our representation, we have examined: (i) the form of warrant, (ii) the Registration Statement and the Prospectus, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended, (iv) the Amended and Restated Bylaws of the Company, as amended and (v) certain proceedings and actions taken by the Board of Directors of the Company in connection with the issuance and sale of the Securities. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as we have deemed appropriate as a basis for the opinions set forth below. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the applicable provisions of Title 7 of the Nevada Revised Statutes, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1.            The Shares are validly issued, fully paid and nonassessable; and

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

September 2, 2022

2.            The Warrant Shares, when issued and paid for in accordance with the terms of the warrant, will be validly issued, fully paid and nonassessable.

This opinion is issued as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Foley & Lardner LLP